Exhibit 99.1

                           [LETTERHEAD OF MACROVISION]

FOR IMMEDIATE RELEASE

Macrovision Completes Acquisition of GLOBEtrotter Software, Leading Supplier of Electronic Software Licensing Technologies

SUNNYVALE, CA (September 1, 2000) -- Macrovision Corporation (Nasdaq: MVSN), the leading provider of B2C (business-to-consumer) video, multimedia and software copy protection technologies to the motion picture and software industries, announced today that it has completed its previously announced acquisition of GLOBEtrotter Software, Inc. of San Jose, California. GLOBEtrotter is now a wholly owned subsidiary of Macrovision.

GLOBEtrotter is a leading supplier of B2B (business-to-business) electronic licensing and license management technology to software vendors and a leading supplier of software asset management products to large corporate users worldwide.

Macrovision acquired all of the outstanding shares of GLOBEtrotter for 8,944,548 shares of Macrovision common stock and assumed all vested and unvested GLOBEtrotter stock options in exchange for options to purchase 821,852 shares of Macrovision common stock. Macrovision anticipates the transaction will be accounted for as a "pooling of interests."

"We're pleased to have completed this strategic merger, which positions Macrovision as the leading provider worldwide of copy protection and digital rights management technologies applicable to both electronically delivered and physical media," said John Ryan, Chairman and CEO of Macrovision. "With the mechanics of the merger behind us, we expect to benefit from expanded markets and a much larger customer base. Macrovision now has more than 200 employees worldwide, with development, sales and support centers in the US, Europe, and Asia. Globetrotter is a natural fit for expanding our digital rights management initiatives into the B2B space."

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Macrovision Completes Acquisition of GLOBEtrotter Software, Inc.          PAGE 2


"The combined strengths of Macrovision and GLOBEtrotter will allow us to provide a wide range of security, e-commerce, and digital rights management technologies to the software, video, music, and data publishing industries," added Matt Christiano, GLOBEtrotter's Founder. "All of us at GLOBEtrotter are excited about working with the Macrovision team to accelerate adoption of these technologies on a worldwide basis."

With the completion of the acquisition, Mr. Christiano will become Executive Vice President of Macrovision. He will also serve as Executive Vice President and General Manager of GLOBEtrotter, focusing on the product development, engineering and technical support functions. Mark Belinsky, heretofore Macrovision's Senior Vice President of Business Development, will join the GLOBEtrotter executive team and serve as Senior Vice President and General Manager, focusing on the sales, marketing, financial, and administrative sides of the business. Both executives will report to Bill Krepick, Macrovision's President/COO.

About Macrovision

Macrovision Corporation develops and markets content copy protection and rights management technologies to prevent the unauthorized duplication, reception or use of video and audio programs and computer software, and to enable B2C electronic software distribution. Macrovision provides its products and services primarily to the home video, consumer multimedia software, digital pay-per-view, cable, satellite and video security markets. Macrovision has its headquarters in Sunnyvale, California with subsidiaries in London and Tokyo. For more information on Macrovision and its products, see http://www.macrovision.com.

About GLOBEtrotter

GLOBEtrotter Software, Inc., of San Jose, California produces the world's leading products for independent software vendors (ISVs) to electronically license their software and software asset management tools for large software customers. For more information on GLOBEtrotter and its products, see http://www.globetrotter.com.

All statements contained herein, including the quotations attributed to Mr. Ryan and Mr. Christiano, as well as oral statements that may be made by Macrovision or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, including statements that use the words "believes," "anticipates," "estimates," "expects" or "intends" or similar words that describe Macrovision's or management's future plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the completion and financial effects of the acquisition of GLOBEtrotter, the business strategies and product plans of both companies, the advantages of the acquisition for both companies, the features and benefits of the products of both companies, and the cooperative efforts to be undertaken by both companies.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from historical results and/or from any future results or outcomes expressed or implied by such

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Macrovision Completes Acquisition of GLOBEtrotter Software, Inc.          PAGE 3


forward-looking statements. Among the important factors that could cause results to differ materially are the following: the ability of Macrovision to integrate the operations and administration of the companies effectively and efficiently; the ability of the companies to achieve operational and other business synergies; the risks associated with the integration of geographically dispersed operations; the effect of the acquisition on, and actions of, suppliers, customers and other business partners of the companies; and the costs and business disruption associated with integration efforts. Other factors include those outlined in the Company's Annual Report on Form 10-K for 1999, its Quarterly Reports on Form 10-Q, and its Form 8-K with respect to this transaction, all as filed with the Securities and Exchange Commission. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Macrovision and GLOBEtrotter operate in a continually changing business environment and new factors emerge from time to time. Macrovision cannot predict such factors nor can it assess the impact, if any, of such factors on Macrovision or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Macrovision is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Note to Editors: Additional background information on Macrovision Corporation can be obtained from our Web Site at www.macrovision.com

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